UNANIMOUS WRITTEN CONSENT
               OF THE BOARD RESOLUTION OF FREEDOM FINANCIAL, INC.


The undersigned, being all of the directors of Freedom Financial, Inc. and as expressly authorized by Sec. 141(f) of the Delaware General Corporation Law, hereby unanimously adopt the following resolutions:

                 WHEREAS,  upon  emerging  from  Bankruptcy   proceedings,   the
corporation shall issue a total of 10,000,000 shares of its common stock, pursuant to a confirmed Plan of Reorganization; and,

                 WHEREAS, the Board of Directors in accordance with Section 6.5 of the confirmed Plan of Reorganization and prior agreements with members of management, deems it in the best interest of the corporation that key management personnel be granted shares of stock in the corporation, subject to forfeiture for early termination, as an incentive to encourage such persons to remain with the corporation,

                 Now Therefore, the following resolutions creating a stock bonus plan for the persons named herein, are unanimously adopted:

         RESOLVED, that a stock bonus of commons shares of the Corporation's stock be granted to Jerry Fenstermaker, Dan Graham, and Jim Browne, hereinafter collectively referred to as "Management Shareholders," or individually as "a Shareholder" subject to the terms hereof, as follows:

         1. 700,000 shares of Common Stock in the Corporation shall be issued to Jerry Fenstermaker, representing seven percent (7%) of the Common Stock being issued pursuant to the Plan.

         2. 200,000 shares of Common Stock shall be issued to Dan Graham representing two percent (2%) the Common Stock being issued pursuant to the Plan.

         3. 70,000 shares of Common Stock shall be issued to Jim Browne representing seven tenths of one percent (0.7%) the Common Stock being issued pursuant to the Plan.

         4. The Corporation shall be responsible for all withholding and other employment taxes, if any, due to any tax authority.

         5.      If a  Management  Shareholder  makes an  election  pursuant  to
                 Section 83(b) of the Internal Revenue Code of 1986, as amended, such Shareholder shall notify the Corporation in writing at the time the election is made.

         6. If any Management Shareholder is terminated from employment without good cause shown, then with respect to any vested Shares owned by such Shareholder, he shall have the option to sell all, or any part, of his vested Shares to the Corporation for ninety percent (90%) of the fair market value of the shares. If the parties cannot agree upon fair market value, then an appraiser shall be appointed to determine such value.

                 The put option must be exercised within 90 days of date of termination of employment or such option will lapse. Payment will be made by the corporation, against delivery of duly endorsed shares, free and clear of all liens and encumbrances, as follows:

                 a. If the purchase price is less than $100,000, it shall be paid in cash in full at closing.

                 b. If the purchase price is over $100,000 but less than $500,000, the greater of $100,000 or 1/3 of the amount due shall be paid in cash at closing with the balance being paid in two further equal annual installment of principal with interest thereon at 9% per annum.

                 c. If the purchase price is over $500,000, the greater of $250,000 or 1/4 of the amount due shall be paid in cash at closing with the balance being paid in three equal annual installments of principal with interest thereon at 9% per annum.

         7.      Upon the death or disability of a Shareholder,

                 a. All shares owned by such Shareholder shall be deemed fully vested and no longer subject to forfeiture as set forth below.

                 b. The put option to sell shares to the Corporation shall be set at 100% of fair market value.

                 c. Notice of exercise of the put option shall be given to the Corporation by the person designated below no later than 90 days after the first to occur of:

                      i. The appointment of a personal representative, in event of death, or guardian in the event of legal incompetency.

                      ii.  The termination of employment due to disability

                      iii. If no will has been filed in probate court within six months of the date of death, then the option may be exercised by the surviving spouse, and if there is no surviving spouse, by the then living lineal descendants of the deceased, and if none, by the laws of descent and distribution in the state where the decedent is domiciled at the time of his death.

         8. If any of the Management Shareholders voluntarily resigns or terminates his employment, or is terminated for good cause shown ("Withdrawal Event"), then the following shall apply:

                 a. If the Withdrawal Event occurs prior to September 14, 2003, the Shareholder will forfeit all of the shares issued to him by the Company, and forthwith endorse and surrender such shares.

                 b. If the Withdrawal Event occurs on or after September 14, 2003, and prior to and including September 13, 2004, the Shareholder will forfeit Seventy-five percent (75%) of the shares issued to him by the Company, and forthwith endorse and surrender such shares.

                 c. If the Withdrawal Event occurs on or after September 14, 2004, and prior to and including September 13, 2005, the Shareholder will forfeit Fifty percent (50%) of all shares of stock issued to him.

                 d. If the Withdrawal Event occurs on or after September 14, 2005, and prior to and including September 13, 2006, the Shareholder will forfeit Twenty Five percent (25%) of all shares of stock issued to him.

                 e. If the Withdrawal Event occurs on or after September 14, 2006, there shall be no forfeiture.

         9. Upon a Withdrawal Event as above, Shareholder shall have the right to exercise a put option as described above in at 90% of fair market value.

         10. The shares granted under this Resolution shall be subject to appropriate anti- dilution adjustment in the event of a stock split, stock dividend, recapitalization, merger, or conversion.

         RESOLVED FURTHER,

                 That the Management Shareholders shall also enjoy the following additional rights:

         1. In the event that additional common shares are issued by the Corporation in exchange for any valuable consideration, the Management Shareholders, shall receive, as a bonus, the number of shares each which would have received if they had the pre-emptive right to subscribe for and receive shares.

         2. In the event that any preferred shares are converted to common shares, then each of the Management Shareholders shall receive, as a bonus, a number of common shares necessary to maintain the same voting percentage of the common class of stock as such manager possessed prior to the conversion of some part or all of the preferred stock.

         3. The Corporation agrees to take such steps as are necessary, including amending its Certificate of Incorporation, to provide a reserve of that number of common shares necessary to accomplish the purposes stated herein.

         RESOLVED FURTHER, that any Employment Agreement between the Corporation and any Management Shareholders is hereby modified to include the provisions of these Resolutions, and all provisions of any other agreements between the Corporation and any Management Shareholder concerning issuance of shares of Common Stock in the Corporation to the Management Shareholder are hereby amended and modified in accordance herewith.

         RESOLVED FURTHER, that each Management Shareholder, in order to receive the benefit of the plan established by these Resolutions, shall execute a copy of these Resolutions, thereby acknowledging the amendment of any Employment, or other, Agreement which said Shareholder may have with the Corporation, and agreeing to be bound by the terms of these Resolutions.

         In witness whereof, the following directors and individuals have set their hands on the dates herein stated.

/s/ Jerry Fenstermaker                      /s/ Jerry Fenstermaker
-----------------------------               ---------------------------------
Jerry Fenstermaker, Director                Jerry Fenstermaker, An Individual

Dated:  2/19/03                             Dated:
      -----------------------                     ---------------------------
/s/ Gary Lipscomb                           /s/ Dan Graham
-----------------------------               ---------------------------------
Gary Lipscomb, Director                     Dan Graham, An Individual

Dated:  2/19/03                             Dated:  2/19/03
      -----------------------                     ---------------------------

/s/ Vern Schweigert                         /s/ Jim Browne
-----------------------------               ---------------------------------
Vern Schweigert, Director                   Jim Browne, An Individual

Dated:  2/19/03                             Dated:  3/3/03
      -----------------------                     ---------------------------